                                                                       EXHIBIT 1



                             STOCK PLEDGE AGREEMENT


                  STOCK PLEDGE AGREEMENT, dated as of May 9, 2001 (this "Agreement"), among Tech Capital Group Limited (the "Pledgor"), CI4net.com, Inc. (the "Company"), United States Trust Company of New York, as agent for Global One Communications Pty, Ltd. (the "Agent"), and Global One Communications Pty, Ltd. (the "Secured Party").

                  WHEREAS, the Secured Party has entered into certain service order contracts (collectively, the "Service Contracts") with Global Freeway Pty Ltd ("Global Freeway") for the provision by the Secured Party of certain telecommunications and related services to Global Freeway;

                  WHEREAS, in connection with the Service Contracts, the Company and the Secured Party have entered into that certain Letter of Guarantee, dated August 29, 2000 (the "Guarantee");

                  WHEREAS, in connection with its obligations under the Guarantee, the Company has agreed to make payments to the Secured Party in accordance with the payment schedule (the "Payment Schedule") attached hereto as
Schedule II;

                  WHEREAS, the Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Schedule I hereto and issued by the Company;

                  WHEREAS, as security for the Company's payment obligations under the Guarantee, the Pledgor desires to make the pledge contemplated by this Agreement; and

                  WHEREAS, the Pledgor will derive substantial indirect benefit from providing the pledge contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, the parties hereto agree as follows:

                  SECTION 1. Pledge. The Pledgor hereby pledges to the Agent for the benefit of the Secured Party, and grants to the Agent for the benefit of the Secured Party a security interest in, the following (the "Pledged Collateral"):

                  (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received,


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
         receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                  (ii) all proceeds of any and all of the foregoing Pledged Collateral (including, without limitation, proceeds that constitute property of the types described above).

                  SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Company now or hereafter existing under the Guarantee (the "Obligations"), and all obligations of the Pledgor and the Company now or hereafter existing under this Agreement (all such obligations of the Company and the Pledgor being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Company to the Secured Party under the Guarantee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  SECTION 3. Delivery of Pledged Collateral. (a) Upon execution of this Agreement, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery (subject to the receipt of all documents required pursuant to Section 12(d) hereof), or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

                  (b) Upon execution of this Agreement, the Company shall cause to be delivered a legal opinion satisfactory in form and substance to the Secured Party as to the perfection of the security interest granted hereunder.

                  SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

                  (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and except that the Pledged Collateral may be subject to restrictions on transfer pursuant to the Securities Act (as hereinafter defined) and the rules and regulations of the Securities and Exchange Commission.

                  (c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.


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                  (d) No consent of any other person or entity and no
         authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (e) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the Company indicated on Schedule I.

                  (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (g) The Pledgor has, independently and without reliance upon the Agent or the Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                  SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent or the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 6. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that the Pledgor shall give the Agent and the Secured Party at least five days' written notice of the manner in which it intends to exercise or the reasons for refraining from exercising, any such right.

                  (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all




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                           (A) dividends paid or payable other than in cash in
                  respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                           (B) dividends and other distributions paid or payable
                  in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (C) cash paid, payable or otherwise distributed in
                  redemption of, or in exchange for, any Pledged Collateral,

                  shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

                  (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of
Default:

                  (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by the Agent (pursuant to the instructions of the Secured Party), cease and (y) to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a) (ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                  (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

         (c) For purposes of this Agreement, the term "Event of Default" shall mean the failure to pay when due any of the amounts set forth on the Payment Schedule attached hereto as Schedule II. The Secured Party shall notify the Agent of the occurrence of an Event of Default hereunder.


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                  SECTION 7. Transfers and Other Liens; Additional Shares. The
Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  SECTION 8. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section
6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 9. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 13.

                  SECTION 10. The Agent Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property. In the absence of any direction from the Secured Party, the Agent shall not be required to exercise any voting rights with respect to the Pledged Collateral.

                  SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) The Agent shall have the right, without notice to the Pledgor, to transfer to or register in the name of the Agent or any of its nominees, any or all of the Pledged Collateral. In addition, the Agent shall have the right to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.


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
                  (b) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent (acting upon the instructions of the Secured Party) may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent hereunder) in whole or in part against all or any part of the Obligations in such order as the Secured Party shall determine. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  SECTION 12. Registration Rights. If the Agent shall be instructed by the Secured Party to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, the Company agrees that, upon request of the Agent (acting upon the instructions of the Secured Party), the Company will, at its own expense:

                  (a) execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;


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                  (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent (acting upon the instructions of the Secured Party);

                  (c) make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of
         Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law, including, without limitation, causing to be delivered to the Agent and the Secured Party, a legal opinion, in form and substance satisfactory to the Agent and the Secured Party, with respect to the transfer of the Pledged Shares to the Agent or any of its nominees being in compliance with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

The Company further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent or the Secured Party by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Agent (acting upon the instructions of the Secured Party) shall demand compliance with this Section.

                  SECTION 13. Agent Provisions. (a) The Agent shall be entitled to the fees set forth on Schedule III attached hereto for its services hereunder and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder. The Company shall be solely responsible for payment of all amounts due to the Agent hereunder.

                  (b) The Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Pledgor, the Company and the Secured Party specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect (the "Resignation Date"). Promptly after such notice, a successor agent shall be appointed by the Secured Party, such successor agent to become Agent hereunder upon the Resignation Date. The Agent shall continue to serve until its successor is appointed hereunder. The Secured Party may at any time elect to substitute a new Agent by giving notice thereof to the Pledgor, the Company and the Agent then acting.

                  (c) The Agent shall have the power and authority expressly conferred upon it in this Agreement and shall not be required to perform any act or do anything not so expressly provided in this Agreement, except upon the written instructions of the Secured Party. The Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely and shall be protected in doing so,


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upon (i) any written notice, instrument or signature reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so and (ii) the advice of counsel (which may be of the Agent's own choosing). The Agent shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled to reasonably rely in good faith and without any liability, upon the contents thereof.

                  (d) The Company hereby agrees to indemnify the Agent and hold it harmless against any and all liabilities incurred by it hereunder, including, without limitation, any liabilities incurred in connection with any sale of the Pledged Collateral in accordance with the terms hereof, except for liabilities incurred by the Agent resulting from its own willful misconduct or gross negligence.

                  (e) Without limiting the obligations of the Company under
Section 13(d) hereof, the Secured Party agrees to indemnify the Agent (to the extent the Agent is not otherwise promptly reimbursed therefor by the Company, or reimbursed pursuant to Section 11(c) hereof), against any and all liabilities incurred by the Agent hereunder, including, without limitation, any liabilities incurred in connection with any sale of the Pledged Collateral in accordance with the terms hereof, except for liabilities incurred by the Agent resulting from its own willful misconduct or gross negligence.

                  SECTION 14. Expenses. The Company will upon demand pay to the Agent and the Secured Party, as applicable, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent or the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Secured Party hereunder or (iv) the failure by the Pledgor or the Company to perform or observe any of the provisions hereof.

                  SECTION 15. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. All rights of the Agent and the Secured Party, the security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Guarantee or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Guarantee, including, without limitation, any increase in the Obligations resulting from the provision by the Secured Party of additional services to Global Freeway;


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
                  (iii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of the Company or any of its subsidiaries;

                  (v) any change, restructuring or termination of the corporate structure or existence of the Company or any of its subsidiaries; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party pledgor.

                  SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 17. Addresses for Notices. All notices, requests, demands, instructions and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered in person, (ii) three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) from an address in the forty-eight contiguous United States to another address in the forty-eight contiguous United States, (iii) upon receipt if mailed as provided in clause (ii) above to or from an address other than in the forty-eight contiguous United States, or (iv) in the case of transmission by telecopier, when confirmation of receipt is obtained, in all cases to the respective parties as set forth below; provided, however, that all notices to the Agent hereunder shall be effective only upon the receipt thereof by the Agent.

                  (i)      If to the Pledgor, to:

                          Tech Capital Group Limited
                          City Tower, Level 4
                          40 Basinghall Street
                          London ECSV 5DE
                          Attention: Christopher Wood, Director
                          Telephone:
                          Facsimile:


                  (ii)     If to the Secured Party, to:


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
                          Global One Communications Pty, Ltd.
                          12490 Sunrise Valley Drive
                          Reston, VA 20196
                          Attention:  Donald S. Parker, Sr. Vice-President/
                                      General Counsel
                          Telephone:  (703) 689-5662
                          Facsimile:  (703) 689-6690

                  (iii)    If to the Agent, to:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, New York 10036
                          Attention: Corporate Trust Administration
                          Telephone: (212) 852-1663
                          Facsimile: (212) 852-1626/7

                  (iv)     If to the Company, to:

                          CI4net.com, Inc.
                          32 Haymarket
                          London, SW1Y 4TP
                          Attention: Mr. Lee Cole
                          Telephone: 44 207 451 2468
                          Facsimile: 44 207 451 2469

                  or to such other address as the party to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  SECTION 18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Secured Party and their respective successors, transferees and assigns. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute, without recourse, representation or warranty of any kind, and deliver to the Pledgor such documents as the Pledgor shall prepare and reasonably request to evidence such termination, all at the cost of the Pledgor.


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
                  SECTION 19. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined.

                  SECTION 20. Acknowledgments and Agreements.

                  (a) The Company expressly acknowledges and agrees that the Secured Party's willingness to enter into this Agreement shall not be construed as a waiver of any power or right of the Secured Party to enforce the obligations of the Company under the Guarantee. The Company expressly acknowledges and agrees that the Secured Party is entitled to exercise all remedies available to it under the Guarantee or by statute or by rule of law in connection with the enforcement of the Guarantee. In no event shall the execution, delivery and performance of this Agreement by the Company be deemed to be satisfaction of the obligations of the Company under the Guarantee; provided, however, that any proceeds resulting from the sale of the Pledged Shares pursuant hereto shall be applied by the Secured Party to reduce the outstanding amount due and payable under the Guarantee.

                  (b) The Company expressly acknowledges and agrees that this Agreement shall not affect in any manner whatsoever the rights and remedies available to the Secured Party with respect to the Service Contracts, including, without limitation, the Secured Party's right to terminate the services provided under the Service Contracts due to Global Freeway's failure to make the payments required thereunder.

                  (c) Each of the Company and the Pledgor expressly waives any right it may have to obtain from any court any injunctive relief, including, without limitation, any temporary restraining order or preliminary injunction, against the Secured Party, the Agent or any third party in connection with the exercise by the Secured Party of any of its rights under this Agreement.

                  (d) The Company agrees to prepare and deliver at its own expense, and to reimburse the Agent and the Secured Party, as applicable, for all expenses incurred by such party in connection with, any filings required under the rules and regulations of the Securities and Exchange Commission in connection with the pledge of the Pledged Shares to the Agent hereunder.
                  (e) The Company agrees to reimburse the Agent and the Secured Party for any and all filing fees and other expenses incurred by such parties in connection with any Hart-Scott-Rodino filing that may be required in connection with the transactions contemplated hereunder.

                  (f) The Board of Directors of the Company has approved the terms of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the exercise of remedies hereunder, and such approval constitutes approval of this Agreement and the transactions contemplated hereby under the provisions of Section 203 of the Delaware General Corporation Law.


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
                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              TECH CAPITAL GROUP LIMITED, as the Pledgor

                              By:      ___________________________________
                                       Name:
                                       Title:

                              CI4NET.COM, INC., as the Company


                              By:      __________________________________
                                       Name:
                                       Title:


                              GLOBAL ONE COMMUNICATIONS PTY, LTD.,
                              as the Secured Party


                              By:      ___________________________________
                                       Name:
                                       Title:


                              UNITED STATES TRUST COMPANY OF NEW YORK, as the Agent


                              By:      ___________________________________
                                       Name:
                                       Title:

                                   SCHEDULE I



                                                                                                          Percentage of
Class of Stock             Stock Certificate No.              Par Value         Number of Shares          Outstanding Shares
--------------             ---------------------              ---------         ----------------          ------------------
Common Stock               3296                               $0.001            950,000

                                   SCHEDULE II


                                PAYMENT SCHEDULE


                             AMOUNT
PAYMENT DATE                 (AUSTRALIAN DOLLARS)
------------                 --------------------
            27-Dec-00                     200,000
             5-Jan-01                     200,000
            10-Jan-01                     200,000
            17-Jan-01                     200,000
            24-Jan-01                     200,000
            31-Jan-01                     200,000
            31-Jan-01                  12,500,000
             7-Feb-01                     200,000
            14-Feb-01                     200,000
            21-Feb-01                     200,000
            28-Feb-01                     200,000
             7-Mar-01                     200,000
            14-Mar-01                     200,000
            21-Mar-01                     200,000
            28-Mar-01                     200,000
            31-Mar-01                  12,500,000
            31-Mar-01                  19,927,000*
             4-Apr-01                     200,000
            11-Apr-01                     200,000

* Or such other amount as shall be agreed to by the Company and the Secured Party prior to March 31, 2001.

                                  SCHEDULE III


                                  AGENT'S FEES


INITIAL CHARGE:   $5,000.00

Covers the acceptance of appointment as Agent, including the complete study of drafts of the Stock Pledge Agreement and all supporting documents in connection therewith, conferences until the final Agreement is agreed upon and execution thereof. Out-of-Pocket expenses associated with the closing, including the fees and expenses of the Agent's counsel, will be billed to CI4net.com, Inc. at cost.

ANNUAL ADMINISTRATION CHARGES: $5,000.00

Covers administrative duties in connection with the provisions of the Stock Pledge Agreement.

CUSTODIAL CHARGES: 3.50 Basis Points on the value of pledged assets held

This fee is will be computed and billed quarterly in arrears.

The above Custodial Charge is subject to an annual minimum of $2,500.00.

ACTIVITY CHARGES: where applicable

INTERIM INVESTMENT IN MONEY MARKET FUNDS:

No charge for investment in available money market funds

DIVIDEND COLLECTION:

Posting of Stock Dividends, each  (Included)

WIRE TRANSFERS:
per outgoing wire: $25.00